Exhibit 99.1

FOR IMMEDIATE RELEASE

Dakota Plains HOLDINGS, INC. Reports THIRD Quarter 2013

Financial Results

Weak Fundamentals Pressured Third Quarter Profitability

Volumes and Operating Margins Improved Subsequent to Quarter End

Pioneer Terminal Expansion in Final Stage of Completion and Now Accepting Early Oil

WAYZATA, Minnesota, (November 12, 2013) Dakota Plains Holdings, Inc. (“Dakota Plains”), (OTCQB: DAKP), today announced financial results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Operational and Financial Highlights

•	Net loss was $(2.1) million compared to net loss of $(0.6) million sequentially and net income of $0.2 million for the same period in 2012.
•	Adjusted EBITDA was $(1.7) million compared to $1.5 million sequentially and $1.4 million for the same period in 2012.
•	Joint venture transloading volumes of 1.7 million barrels of oil were down from 2.3 million barrels sequentially and down from 2.1 million barrels for the same period in 2012.
•	Joint venture marketing volumes of 1.9 million barrels of oil were down sequentially from 2.6 million and down from 2.3 million barrels for the same period in 2012.
•	Joint venture trucking volumes of 1.5 million barrels of oil were up from 1.3 million barrels sequentially and up from 0.03 million barrels for the same period in 2012. The trucking joint venture commenced operations in late September 2012.
•	The Pioneer Terminal Expansion is forecast to be complete by mid-December 2013; the project remains under its $50 million budget despite persistent rain and inclement weather during much of the construction process.
•	The first gathering system pipeline has been connected to the Pioneer Terminal, with first oil delivered in late October.
•	A transition is underway to assume the management oversight of the Pioneer Terminal operations.

Chairman and Chief Executive Officer, Craig McKenzie, said, “The Brent to WTI spread worsened early in the third quarter. With our marketing operating margin reduced, we chose with our joint venture partner to limit the throughput volumes in July and August that affected both our transloading and marketing financial results for the quarter. The spread has improved since late August, and today our volumes and margins are recovering to more attractive levels not seen in the last two quarters.”

McKenzie continued, “Our successful execution of the Pioneer Terminal expansion will result in a state-of-the-art facility and a capacity that is in the top quartile amongst the Bakken rail terminals. We also expanded our trucking fleet in the quarter to 23 trucks to meet increasing third party demand. Our efforts to diversify into inbound rail logistics are also taking shape. The UNIMIN sand terminal construction is fully underway on our property, with start-up set for next spring; other commodity-related businesses are planned for the first half of 2014. We are now focused on expanding our inbound logistics businesses beyond the UNIMIN frac sand venture to further diversify our sources of income and increase our fee-based businesses to provide more predictability for our stockholders.“

McKenzie concluded, “Our outlook for the fourth quarter of 2013 and into 2014 is more optimistic than it has been since the beginning of 2013. In 2014, we expect to reap the benefits of all the progress made this year.”

Third Quarter 2013 Financial Results

The Company reported a net loss of $(2.1) million for the three months ended September 30, 2013, compared to net income of $0.2 million for the three months ended September 30, 2012. The net loss for the three months ended September 30, 2013 was driven by the loss from the Company’s indirect ownership interest in the marketing joint venture, primarily due to a lower per barrel margin as a result of the significant narrowing of the price spread between Brent and WTI. The loss was further increased with the legal and insurance deductible expenses that the marketing joint venture incurred related to the Lac Mégantic train incident. Future material joint venture legal expenses are expected to be covered by insurance. General and administrative expenses were $1.9 million for the three months ended September 30, 2013, compared to $0.8 million for the three months ended September 30, 2012. General and administrative expenses were higher due to the recognition of approximately $0.6 million in non-cash expenses related to share issuances to the board of directors and new employees, additional expenses related to employees hired in 2013, and an increase in professional fees. The Company did realize an increase in income from its indirect ownership interest in the transloading joint venture primarily due to a reduction in professional fees. Net income for the three months ended September 30, 2012 was mainly driven by the higher per barrel margins experienced within the marketing joint venture, as a result of the wider price spread between Brent and WTI.

Income from the Company's investment in the transloading joint venture was $0.6 million for the three months ended September 30, 2013, compared to $0.5 million for the three months ended September 30, 2012. The total volume transloaded decreased to 1.7 million barrels of oil compared to 2.1 million barrels of oil for the three months ended September 30, 2012. Loss from the Company’s investment in the marketing joint venture was $(1.1) million for the three months ended September 30, 2013, compared to income of $1.4 million for the three months ended September 30, 2012. The loss was primarily driven by the significant reduction in the spread between Brent and WTI, and other competitive pressures. The loss was further increased by the legal and insurance deductible expenses associated with the Lac-Mégantic train incident. Future material joint venture legal expenses are expected to be covered by insurance. The total number of barrels sold by the marketing joint venture decreased to 1.9 million barrels of oil, compared to 2.3 million barrels of oil for the three months ended September 30, 2012. Income from the Company’s investment in the trucking joint venture was $14,000 for the three months ended September 30, 2013, during which time the joint venture hauled 1.5 million barrels of oil, compared to 0.03 million barrels for the three months ended September 30, 2012. The net income reflects the financing of 23 trucks and 56 drivers employed, as the joint venture continues to increase its amount of crude oil hauled. In July 2013, trucking secured four additional clients and began hauling oil to destinations other than New Town, North Dakota.

The trucking joint venture commenced operations in September 2012.

The Company recognized rental income of $0.08 million for the three months ended September 30, 2013, compared to $0.05 million for the three months ended September 30, 2012. The increased rental income paid by the transloading joint venture is a result of the Company having secured additional acreage.

Adjusted EBITDA for the third quarter ended September 30, 2013 was $(1.7) million compared to $1.4 million for the third quarter of 2012.

Year-to-Date 2013 Financial Results

Net loss for the nine months ended September 30, 2013 was $(2.1) million, or $(0.05) per diluted share compared to a net loss of $(12.3) million, or $(0.31) per diluted share in the same period of 2012, which was primarily due to $29.2 million in interest expenses recorded in the first half of 2012 related to the additional payment provision of the Company’s then outstanding debt. The net loss for the first nine months of 2013 was driven primarily by the loss from the Company’s indirect ownership interest in the marketing joint venture, as a result of a lower per barrel margin due to the significant narrowing of the Brent to WTI price spread experienced within the third quarter of 2013 and the legal and insurance expenses associated with the Lac-Mégantic train incident. In addition, general and administrative expenses were higher due to the recognition of non-cash expenses related to share issuances to the board of directors and new employees, additional expenses related to employees hired in 2013, and an increase in professional fees.

Income from the Company’s investment in the transloading joint venture was $3.4 million for the nine months ended September 30, 2013 compared to $2.6 million for the nine months ended September 30, 2012, a 32% increase. The increase was volume driven as year to date transloaded volume was 6.4 million barrels of oil for the nine months ended September 30, 2013 compared to 5.5 million barrels transloaded for the nine months ended September 30, 2012, a 16% increase. Cost of revenue was also higher due to the increased volume and the higher per barrel fee charged by the new contractor. However, it was offset by the reduction in general and administrative expenses, in particular professional fees. Income from the Company’s indirect investment in the marketing joint venture was $1.6 million for the nine months ended September 30, 2013 compared to $9.0 million for the nine months ended September 30, 2012. The marketing joint venture experienced a 24% increase in volume sold during the nine months ended September 30, 2013 (7.0 million barrels of oil) compared to volume sold during the nine months ended September 30, 2012 (5.7 million barrels of oil). The increase in volume sold was offset by lower per barrel margins as a result of significant contraction in the price spread between Brent and WTI during the second and third quarter in addition to the legal and insurance expenses related to the Lac-Mégantic train incident. Income from the Company’s indirect investment in the trucking joint venture was $0.2 million for the nine months ended September 30, 2013. During this time period the joint venture hauled 3.9 million barrels of oil and increased its trucking fleet to 23 trucks. The trucking joint venture will continue to haul oil for the marketing joint venture as well as several third parties, which were secured in the third quarter of 2013. The trucking joint venture commenced operations in September 2012 with 4 trucks and approximately 29,000 barrels of crude oil hauled for the month.

The Company recognized rental income of $0.3 million for the nine months ended September 30, 2013 compared to $0.2 million for the nine months ended September 30, 2012. The increased rental income paid by the transloading joint venture is a result of the Company having secured additional acreage.

Adjusted EBITDA for the nine months ended September 30, 2013 was $2.3 million compared to $10.0 million for the same period in 2012. The decrease was primarily due to the decrease in the income from our investment in our marketing joint venture.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. (OTCQB: DAKP) is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with crude oil off take services that include marketing, transloading and trucking of crude oil and related products. Direct and indirect company assets include a proprietary trucking fleet, a transloading facility located in Mountrail County, North Dakota, which is centrally located within the Bakken formation, and over 1,000 railroad tank cars.

Dakota Plains is uniquely positioned to exploit crude oil ‘export’ opportunities within the Williston Basin of North Dakota and Montana, which is the largest onshore oil production source in North America, where the lack of available pipeline capacity provides a long-term and increasing surplus of crude oil available for core business of the company.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K, filed March 14, 2013, as may be amended and supplemented by subsequent reports from time to time.

For more information, please contact:

Company Contact	Investor Contact
Tim Brady, CFO	Peter Seltzberg, Hayden IR
tbrady@dakotaplains.com	peter@haydenir.com
Phone: 952.473.9950	Phone: 646.415.8972
www.dakotaplains.com	www.haydenir.com

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

ASSETS
	September 30,	December 31,
	2013	2012
CURRENT ASSETS
Cash and Cash Equivalents	$443,341	$2,340,083
Accounts Receivable	110,187	—
Income Taxes Receivable	154,105	—
Prepaid Expenses	226,001	30,632
Due from Related Party	76,489	81,175
Deferred Tax Asset	2,306,000	1,414,000
Total Current Assets	3,316,123	3,865,890

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	2,308,114	2,329,660
Other Property and Equipment	219,775	45,292
Total Property and Equipment	5,694,738	5,541,801
Less - Accumulated Depreciation	556,756	424,833
Total Property and Equipment, Net	5,137,982	5,116,968

PREFERRED DIVIDEND RECEIVABLE	126,029	819,178

INVESTMENT IN DPTS MARKETING LLC	10,195,519	21,905,797

INVESTMENT IN DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC	18,191,681	5,331,599

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	152,838	—

FINANCE COSTS, NET	141,982	184,225

DEPOSITS	14,300	—

DEFERRED TAX ASSET	1,811,000	2,441,000

Total Assets	$39,087,454	$39,664,657

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$355,365	$239,674
Accrued Expenses	122,831	232,905
Income Taxes Payable	—	1,028,000
Deferred Rental Income	12,617	20,679
Promissory Notes	4,605,300	—
Total Current Liabilities	5,096,113	1,521,258

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	21,271,607	25,614,683
Other Noncurrent Liabilities	16,000	—
Deferred Rental Income	154,567	165,434
Total Long-Term Liabilities	21,442,174	25,780,117

Total Liabilities	26,538,287	27,301,375

COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS' EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock - Par Value $.001; 100,000,000 Shares Authorized; 42,850,577 and 41,839,433 Issued and Outstanding, Respectively	42,850	41,839
Additional Paid-In Capital	19,680,446	17,432,904
Accumulated Deficit	(7,174,129)	(5,111,461)
Total Stockholders' Equity	12,549,167	12,363,282

Total Liabilities and Stockholders' Equity	$39,087,454	$39,664,657

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Rental Income - Related Party	$76,758	$51,407	$271,527	$209,619

OPERATING EXPENSES
General and Administrative Expenses	1,940,378	804,043	5,930,221	2,148,578
Depreciation and Amortization	47,065	41,378	131,923	123,935
Total Operating Expenses	1,987,443	845,421	6,062,144	2,272,513

LOSS FROM OPERATIONS	(1,910,685)	(794,014)	(5,790,617)	(2,062,894)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	644,133	533,973	3,423,054	2,590,875
Income (Loss) from Investment in DPTS Marketing LLC	(1,100,564)	1,431,064	1,572,326	8,983,628
Income from Investment in Dakota Plains Services, LLC	14,315	—	212,744	—
Interest Expense (Net of Interest Income)	(970,962)	(893,891)	(2,762,175)	(29,219,829)
Total Other Income (Expense)	(1,413,078)	1,071,146	2,445,949	(17,645,326)

INCOME (LOSS) BEFORE TAXES	(3,323,763)	277,132	(3,344,668)	(19,708,220)

INCOME TAX EXPENSE (BENEFIT)	(1,266,000)	105,474	(1,282,000)	(7,365,541)

NET INCOME (LOSS)	$(2,057,763)	$171,658	$(2,062,668)	$(12,342,679)

Net Income (Loss) Per Common Share – Basic	$(0.05)	$0.00	$(0.05)	$(0.31)

Net Income (Loss) Per Common Share – Diluted	$(0.05)	$0.00	$(0.05)	$(0.31)

Weighted Average Shares Outstanding - Basic	42,033,077	40,809,389	41,770,880	39,350,940

Weighted Average Shares Outstanding - Diluted	42,033,077	42,478,827	41,770,880	39,350,940

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,062,668)	$(12,342,679)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	131,923	123,935
Amortization of Debt Discount	262,224	—
Amortization of Finance Costs	52,026	—
Loss on Derivative Liability	—	27,311,800
Deferred Income Taxes	(262,000)	(7,369,000)
Share-Based Consulting Fees	280,714	—
Increase (Decrease) in Deferred Rental Income	(21,638)	45,440
Income from Investment in Dakota Petroleum Transport Solutions, LLC	(3,423,054)	(2,590,875)
Income from Investment in DPTS Marketing LLC	(1,572,326)	(8,983,628)
Income from Investment in Dakota Plains Services, LLC	(212,744)	—
Non-Cash Rental Income	(9,719)	(38,910)
Amortization of Deferred Rent	(2,000)	—
Share-Based Compensation	2,430,665	373,959
Changes in Working Capital and Other Items:
Increase in Accounts Receivable	(110,187)	—
Increase in Income Taxes Receivable	(154,105)	—
Increase in Prepaid Expenses	(90,137)	(48,704)
Increase in Other Current Assets	—	(13,000)
Decrease in Due from Related Party	4,686	—
Increase in Accounts Payable	146,491	189,627
Decrease in Income Taxes Payable	(1,028,000)	—
Increase (Decrease) in Accrued Expenses	(116,074)	1,034,392
Decrease in Deferred Rental Income	(8,062)	(104,485)
Increase in Other Assets	(14,300)	—
Net Cash Used In Operating Activities	(5,778,285)	(2,412,128)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(159,737)	(6,417)
Cash Received from DPTS Marketing LLC	12,910,000	—
Preferred Dividends Received from DPTS Marketing LLC	1,065,753	—
Cash Paid for Investment in Dakota Petroleum Transport Solutions, LLC	(10,000,000)	—
Cash Received from Dakota Plains Services, LLC	59,906	—
Cash Received from Dakota Petroleum Transport Solutions, LLC	583,462	1,065,641
Net Cash Provided By Investing Activities	4,459,384	1,059,224

CASH FLOWS FROM FINANCING ACTIVITIES
Finance Costs Paid	(9,783)	—
Repurchase of Common Stock	(568,058)	—
Net Cash Used In Financing Activities	(577,841)	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,896,742)	(1,352,904)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	2,340,083	1,753,665

CASH AND CASH EQUIVALENTS – END OF PERIOD	$443,341	$400,761

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$2,392,404	$808,525
Cash Paid During the Period for Income Taxes	$189,054	$2,985

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$—	$30,800
Satisfaction of Derivative Liability with Common Stock	$—	$5,187,850
Promissory Notes Issued to Satisfy Derivative Liability	$—	$27,663,950
Purchase of Other Assets Paid Subsequent to Period End	$—	$208,335
Fair Value of Warrants Issued for Consulting Fees	$208,663	$—
Preferred Dividend Receivable	$372,604	$375,343

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND THE YEAR ENDED DECEMBER 31, 2012

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balance - December 31, 2011	37,014,018	$37,014	$10,158,044	$(3,110,791)	$7,084,267

Acquisition of MCT Holding Corporation	640,200	640	(640)	—	—

Issuance of Common Shares Pursuant to Exercise of Warrants	2,386,578	2,387	(2,387)	—	—

Share-Based Compensation	—	—	477,604	—	477,604

Issuance of Restricted Common Shares	38,437	38	(38)	—	—

Issuance of Common Shares Pursuant to Debt Restructure	1,757,075	1,757	6,130,435	—	6,132,192

Issuance of Common Shares to Board of Directors	3,125	3	24,997	—	25,000

Warrants Issued Included in Debt Discount	—	—	644,889	—	644,889

Net Loss	—	—	—	(2,000,670)	(2,000,670)

Balance - December 31, 2012	41,839,433	41,839	17,432,904	(5,111,461)	12,363,282

Share-Based Compensation	—	—	1,232,948	—	1,232,948

Issuance of Restricted Common Shares	794,063	794	(794)	—	—

Issuance of Shares to Executive	62,500	63	234,937	—	235,000

Issuance of Warrants Pursuant to Consulting Agreements	—	—	208,663	—	208,663

Issuance of Common Shares to Board of Directors	308,108	308	1,139,692	—	1,140,000

Common Shares Surrendered	(153,527)	(154)	(567,904)	—	(568,058)

Net Loss	—	—	—	(2,062,668)	(2,062,668)

Balance – September 30, 2013	42,850,577	$42,850	$19,680,446	$(7,174,129)	$12,549,167

DAKOTA PLAINS HOLDINGS, INC.
ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Income (Loss)	$(2,057,763)	$171,658	$(2,062,668)	$(12,342,679)
Add Back:
Income Tax Provision (Benefit)	(1,266,000)	105,474	(1,282,000)	(7,365,541)
Depreciation and Amortization	47,065	41,378	131,923	123,935
Share Based Compensation - Employees and Directors	571,398	175,685	2,430,665	373,960
Share Based Compensation - Consultants	55,722	—	280,714	—
Interest Expense	970,962	893,891	2,762,175	29,219,829
Adjusted EBITDA	$(1,678,616)	$1,388,086	$2,260,809	$10,009,504